UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2021

Sizzle Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41005	85-3418600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4201 Georgia Avenue NW

Washington DC 20011

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 846-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one half of one redeemable warrant	SZZLU	The Nasdaq Stock Market LLC

Common stock, par value $0.0001 per share	SZZL	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share common stock for $11.50 per share	SZZLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2021, the board of directors (the “Board”) of Sizzle Acquisition Corp. (the “Company”) increased the size of the Board to six and appointed Carolyn Trabuco, as a Class A independent director of the Company, as well as a member of the audit committee, effective immediately. Ms. Trabuco served as an advisor to the Company until her appointment to the Board.

Carolyn Trabuco, 52, is Co-Founder and Independent Member of Public Company Board of Directors at Azul Brazilian Airline, where she has been since April 2007. Ms. Trabuco serves as Compensation Committee Chair, where she is responsible to oversee and approve all aspects of executive remuneration and remuneration philosophy using proprietary KPIs, and Corporate Social Responsibility Leader, where she orients, delegates, and empowers ESG efforts around issues that impact the airline and its role in society. Since December 2017, Ms. Trabuco has served as Principal and Founder of Thistledown Advisory Group, LLC, a research consulting firm. Since August 2020, Ms. Trabuco has served as Business Development Sector Leader for Aerospace & Defense, Advanced Manufacturing at AdvanceCT, where she established a state level business recruitment and retention practice for the advanced manufacturing and aerospace and defense industry sectors. From June 2016 to December 2016, Ms. Trabuco served as Managing Director under temporary assignment at Cornerstone Capital Group, where she authored a white paper commissioned by Stewart Investors, an active, long-only equity manager, that modeled the use of pre-financial ESG measures as a framework to forecast risks related to financial performance of 20 global oil and mining resources companies. Ms. Trabuco graduated from Georgetown University with a B.S. in Art History and an M.B.A. from Sacred Heart University in Public Administration..

There are no family relationships between Ms. Trabuco and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Ms. Trabuco that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, on December 14, 2021, the Company and Ms. Trabuco entered into a certain letter agreement and indemnification agreement, which are substantially similar to the letter agreement and indemnification agreements, respectively, entered into by the other directors in connection with the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2021

Sizzle Acquisition Corp.

By:	/s/ Steve Salis
	Name:	Steve Salis
	Title:	Chief Executive Officer